Exhibit 99.1

WASTE CONNECTIONS REPORTS FIRST QUARTER 2025 RESULTS

-	Better than expected financial results from price-led organic solid waste growth and continued acquisition activity provide strong start to 2025
-	Revenue of $2.228 billion, above outlook and up 7.5% year over year
-	Net income(a) of $241.5 million and adjusted EBITDA(b) of $712.2 million, above outlook and up 9.5% year over year
-	Adjusted EBITDA(b) margin of 32.0%, above outlook and up 60 basis points year over year
-	Net income and adjusted net income(b) of $0.93 and $1.13 per share, respectively
-	Net cash provided by operating activities of $541.5 million and adjusted free cash flow(b) of $332.1 million
-	Year-to-date acquired annualized revenue of over $125 million

TORONTO, ONTARIO, April 23, 2025 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the first quarter of 2025.

“We’re extremely pleased by the strong start to 2025 as price-led organic solid waste growth and continued acquisition activity drove a top-to-bottom beat in the quarter, positioning us well for the full year.  Exemplary operational execution supported core solid waste pricing of 6.9% and drove better than expected results as we overcame incremental volume weakness from protracted weather events across many markets to exceed our outlook and deliver adjusted EBITDA(b) margin of 32.0%,” said Ronald J. Mittelstaedt, President and Chief Executive Officer.

“Our industry-leading results are indicative of the durability of our unique approach to market selection, our decentralized operating model and the resulting projectability from our commitment to excellence,” continued Mr. Mittelstaedt.  “To that end, we also saw continued improvement in employee retention for the tenth consecutive quarter along with record safety performance during the period.”

Mr. Mittelstaedt added, “We achieved all of these accomplishments while also continuing acquisition activity at outsized levels, with annualized revenues closed to date already over $125 million, including a state-of-the-art recycling facility in New Jersey to complement our growth in the Northeast.  The strength of our financial position and free cash flow generation provides optionality for continued above-average acquisition activity during 2025, along with increasing return of capital to shareholders.”

Q1 2025 Results

Revenue in the first quarter totaled $2.228 billion, up from $2.073 billion in the year ago period.  Operating income was $390.2 million, which included $20.2 million primarily in transaction-related expenses, impairments and other operating items and fair value accounting changes associated with certain equity awards.  This compares to operating income of $366.8 million in the first quarter of 2024, which included $11.5 million primarily related to transaction-related expenses and fair value accounting changes associated with certain equity awards.  Net income in the first quarter was $241.5 million, or $0.93 per share on a diluted basis of 258.9 million shares. In the year ago period, the Company reported net income of $230.1 million, or $0.89 per share on a diluted basis of 258.5 million shares.

Adjusted net income(b) in the first quarter was $293.1 million, or $1.13 per diluted share, up from $268.7 million, or $1.04 per diluted share, in the prior year period.  Adjusted EBITDA(b) in the first quarter was $712.2 million, as compared to $650.7 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and transaction-related items, as reflected in the detailed reconciliations in the attached tables.

Q1 2025 Earnings Conference Call

Waste Connections will be hosting a conference call related to first quarter earnings on April 24th at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting “News & Events” from the website menu. Alternatively, conference call participants can preregister by clicking here.  Registered participants will receive dial-in instructions and a personalized code for entry to the conference call.  A replay of the conference call will be available until May 1, 2025, by calling 877-344-7529 (within North America) or 412-317-0088 (international) and entering Passcode #6755173.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on April 24th, providing the Company's second quarter 2025 outlook for revenue and adjusted EBITDA(b).

About Waste Connections

Waste Connections (wasteconnections.com) is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, including by rail, along with resource recovery primarily through recycling and renewable fuels generation. The Company serves approximately nine million residential, commercial and industrial customers in mostly exclusive and secondary markets across 46 states in the U.S. and six provinces in Canada. Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S. and Canada, as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation and focused on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement. Visit wasteconnections.com/sustainability for more information and updates on our progress towards targeted achievement.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2025 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253 Joe Box / (832) 442-2153

maryannew@wasteconnections.com joe.box@wasteconnections.com

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(a) All references to "Net income" refer to the financial statement line item "Net income attributable to Waste Connections".

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee months ended MARCH 31, 2024 and 2025

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

		Three months ended March 31,
		2024			2025

Revenues			$2,072,653			$2,228,176
Operating expenses:
Cost of operations			1,221,783			1,291,443
Selling, general and administrative			220,735			250,134
Depreciation			222,691			242,307
Amortization of intangibles			40,290			47,642
Impairments and other operating items			354			6,440
Operating income			366,800			390,210

Interest expense			(78,488)			(80,875)
Interest income			2,051			1,770
Other income (expense), net			(1,823)			1,872
Income before income tax provision			288,540			312,977

Income tax provision			(59,413)			(71,467)
Net income			229,127			241,510
Plus: Net loss attributable to noncontrolling interests			927			-
Net income attributable to Waste Connections			$230,054			$241,510

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic			$0.89			$0.94

Diluted			$0.89			$0.93

Shares used in the per share calculations:
Basic			257,801,116			258,193,975
Diluted			258,482,473			258,904,806

Cash dividends per common share			$0.285			$0.315

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2024	March 31, 2025
ASSETS
Current assets:
Cash and equivalents	$62,366	$111,226
Accounts receivable, net of allowance for credit losses of $25,730 and $25,280 at December 31, 2024 and March 31, 2025, respectively	935,027	952,010
Prepaid expenses and other current assets	229,519	217,802
Total current assets	1,226,912	1,281,038

Restricted cash	135,807	138,220
Restricted investments	78,126	74,160
Property and equipment, net	8,035,929	8,222,980
Operating lease right-of-use assets	308,198	311,563
Goodwill	7,950,406	8,055,979
Intangible assets, net	1,991,619	2,067,264
Other assets, net	90,812	103,293
Total assets	$19,817,809	$20,254,497
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$637,371	$625,582
Book overdraft	14,628	14,518
Deferred revenue	382,501	404,382
Accrued liabilities	736,824	690,222
Current portion of operating lease liabilities	40,490	39,857
Current portion of contingent consideration	59,169	47,261
Current portion of long-term debt and notes payable	7,851	7,657
Total current liabilities	1,878,834	1,829,479

Long-term portion of debt and notes payable	8,072,928	8,388,364
Long-term portion of operating lease liabilities	272,107	266,675
Long-term portion of contingent consideration	27,993	28,001
Deferred income taxes	958,340	1,011,613
Other long-term liabilities	747,253	716,185
Total liabilities	11,957,455	12,240,317
Commitments and contingencies
Equity:
Common shares: 258,067,487 shares issued and 258,019,389 shares outstanding at December 31, 2024; 258,364,361 shares issued and 258,318,013 shares outstanding at March 31, 2025	3,283,161	3,286,078
Additional paid-in capital	325,928	318,350
Accumulated other comprehensive loss	(205,740)	(207,286)
Treasury shares: 48,098 and 46,348 shares at December 31, 2024 and March 31, 2025, respectively	-	-
Retained earnings	4,457,005	4,617,038
Total Waste Connections’ equity	7,860,354	8,014,180
Noncontrolling interest in subsidiaries	-	-
Total equity	7,860,354	8,014,180
Total liabilities and equity	$19,817,809	$20,254,497

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

Three months ended march 31, 2024 and 2025

(Unaudited)

(in thousands of U.S. dollars)

	Three months ended March 31,
	2024	2025
Cash flows from operating activities:
Net income	$229,127	$241,510
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from disposal of assets, impairments and other	1,649	7,778
Depreciation	222,691	242,307
Amortization of intangibles	40,290	47,642
Deferred income taxes, net of acquisitions	30,395	36,165
Current period provision for expected credit losses	3,730	2,470
Amortization of debt issuance costs	4,055	2,034
Share-based compensation	21,952	23,438
Interest accretion	11,279	12,737
Adjustments to contingent consideration	-	(1,500)
Other	902	(1,013)
Net change in operating assets and liabilities, net of acquisitions	(75,761)	(72,029)
Net cash provided by operating activities	490,309	541,539

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(1,156,422)	(380,417)
Capital expenditures for property and equipment	(169,951)	(212,455)
Proceeds from disposal of assets	1,085	969
Other	(9,291)	(11,308)
Net cash used in investing activities	(1,334,579)	(603,211)

Cash flows from financing activities:
Proceeds from long-term debt	2,353,022	782,904
Principal payments on notes payable and long-term debt	(1,350,932)	(541,737)
Payment of contingent consideration recorded at acquisition date	(11,295)	(20,137)
Change in book overdraft	(271)	(110)
Payments for cash dividends	(73,573)	(81,477)
Tax withholdings related to net share settlements of equity-based compensation	(30,850)	(28,981)
Debt issuance costs	(10,093)	-
Proceeds from issuance of shares under employee share purchase plan	2,183	2,593
Proceeds from sale of common shares held in trust	286	324
Net cash provided by financing activities	878,477	113,379

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(577)	(434)

Net increase in cash, cash equivalents and restricted cash	33,630	51,273
Cash, cash equivalents and restricted cash at beginning of period	184,038	198,173
Cash, cash equivalents and restricted cash at end of period	$217,668	$249,446

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended March 31, 2025:

Three months ended March 31, 2025
Core Price	6.9%
Surcharges	(0.2%)
Volume(a)	(2.8%)
Recycling	(0.1%)
Foreign Exchange Impact	(0.7%)
Closed Operation	(0.9%)
Total	2.2%

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(a) Volumes adjusted for one less workday during the period.

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three-month periods ended March 31, 2024 and 2025:

	Three months ended March 31, 2024
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,515,060	$(4,003)	$1,511,057	72.9%
Solid Waste Disposal and Transfer	655,360	(282,978)	372,382	17.9%
Solid Waste Recycling	49,025	(1,839)	47,186	2.3%
E&P Waste Treatment, Recovery and Disposal	97,408	(4,543)	92,865	4.5%
Intermodal and Other	49,541	(378)	49,163	2.4%
Total	$2,366,394	$(293,741)	$2,072,653	100.0%

	Three months ended March 31, 2025
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,621,077	$(4,536)	$1,616,541	72.5%
Solid Waste Disposal and Transfer	658,023	(296,282)	361,741	16.2%
Solid Waste Recycling	61,341	(2,084)	59,257	2.7%
E&P Waste Treatment, Recovery and Disposal	150,899	(6,374)	144,525	6.5%
Intermodal and Other	46,549	(437)	46,112	2.1%
Total	$2,537,889	$(309,713)	$2,228,176	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three- month periods ended March 31, 2024 and 2025:

	Three months ended March 31,
	2024	2025
Acquisitions, net	$77,988	$129,298

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three-month periods ended March 31, 2024 and 2025:

	Three months ended March 31,
	2024	2025
Cash Interest Paid	$66,384	$84,154
Cash Taxes Paid	28,406	22,176

Debt to Book Capitalization at March 31, 2025: 51%

Internalization for the three months ended March 31, 2025: 59%

Days Sales Outstanding for the three months ended March 31, 2025: 38 (22 net of deferred revenue)

Share Information for the three months ended March 31, 2025:

Basic shares outstanding	258,193,975
Dilutive effect of equity-based awards	710,831
Diluted shares outstanding	258,904,806

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended March 31,
	2024	2025
Net income attributable to Waste Connections	$230,054	$241,510
Less: Net loss attributable to noncontrolling interests	(927)	-
Plus: Income tax provision	59,413	71,467
Plus: Interest expense	78,488	80,875
Less: Interest income	(2,051)	(1,770)
Plus: Depreciation and amortization	262,981	289,949
Plus: Closure and post-closure accretion	9,405	11,874
Plus: Impairments and other operating items	354	6,440
Plus/(Less): Other expense (income), net	1,823	(1,872)
Adjustments:
Plus: Transaction-related expenses(a)	9,847	11,970
Plus: Fair value changes to equity awards(b)	1,286	1,770
Adjusted EBITDA	$650,673	$712,213

As % of revenues	31.4%	32.0%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a liquidity measure in the solid waste industry.  Waste Connections calculates adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to evaluate the liquidity of its business operations.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Three months ended March 31,
	2024	2025
Net cash provided by operating activities	$490,309	$541,539
Less: Change in book overdraft	(271)	(110)
Plus: Proceeds from disposal of assets	1,085	969
Less: Capital expenditures for property and equipment	(169,951)	(212,455)
Adjustments:
Transaction-related expenses(a)	4,976	2,392
Pre-existing Progressive Waste share-based grants(b)	14	16
Executive separation costs(c)	-	449
Tax effect(d)	(1,369)	(725)
Adjusted free cash flow	$324,793	$332,075

As % of revenues	15.7%	14.9%

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(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(c)	Reflects the cash component of severance expense associated with an executive departure from 2023.
(d)	The aggregate tax effect of footnotes (a) through (c) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as valuation measures in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended March 31,
	2024	2025
Reported net income attributable to Waste Connections	$230,054	$241,510
Adjustments:
Amortization of intangibles(a)	40,290	47,642
Impairments and other operating items(b)	354	6,440
Transaction-related expenses(c)	9,847	11,970
Fair value changes to equity awards(d)	1,286	1,770
Tax effect(e)	(13,162)	(16,212)
Adjusted net income attributable to Waste Connections	$268,669	$293,120
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.89	$0.93
Adjusted net income	$1.04	$1.13

____________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	The aggregate tax effect of the adjustments in footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.